UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Separation & Release Agreement for Scott F. Drees

On January 31, 2019, Nuvectra Corporation (the “Company”) announced that Scott F. Drees resigned from his positions as the Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective January 31, 2019.

Effective January 31, 2019, Mr. Drees entered into a Separation and Release Agreement with the Company (the “Separation Agreement”), pursuant to which Mr. Drees released any and all known and unknown claims that he may have against the Company and its affiliates, including its officers and directors.

In accordance with the Separation Agreement, the Company will pay Mr. Drees a severance payment consistent with the terms of the Executive Employment Agreement, dated March 7, 2016, between the Company and Mr. Drees, as amended (the “Executive Agreement”). Mr. Drees will receive a severance payment in the aggregate amount of $1,168,490 which includes $359,548 for his earned but unpaid 2018 bonus and $352,240 for his 2019 target bonus, $440,300 which is an amount equal to his current annual base salary, and $16,402, which represents an amount equal to 12 months of premiums for his continuing COBRA coverage. All outstanding stock options and restricted stock units previously granted to Mr. Drees will continue to vest in accordance with the existing vesting schedules up to March 7, 2020. Mr. Drees has also agreed to non-compete, non-disparagement and non-solicitation restrictions through January 31, 2020, as well as a non-disclosure obligation.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by its terms, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Executive Agreement with Mr. Drees was terminated pursuant to, and superseded by, the Separation Agreement, except as otherwise provided therein, effective January 31, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective February 1, 2019, the Company appointed Dr. Parks, age 71, as the Company’s Chief Executive Officer. Dr. Parks has served on the Board as a Class I Director since March 2016. Because of his position as an executive officer of the Company, Dr. Parks will no longer be deemed an independent member of the Board and therefore will no longer serve as a member of the Board’s Compensation and Organization Committee.

Dr. Parks was previously the President and Chief Executive Officer of Analogic Corporation, a medical imaging and aviation security company, from October 2016 to June 2018. Dr. Parks was also the Chief Executive Officer of Enovate Medical from July 2015 until October 2016. Prior to joining Enovate Medical, Dr. Parks served as Chief Executive Officer of NDS Surgical Imaging, LLC from August 2011 to 2013 and Chairman and Chief Executive Officer of Urologix, Inc. from May 2003 to February 2008. Prior to joining Urologix, Dr. Parks served as President and Chief Executive Officer of Marconi Medical Systems, which is currently part of Philips Medical Systems. Dr. Parks previously served as a director of Analogic Corporation and Enovate Medical. Previously, Dr. Parks served as a director of NDS Surgical Imaging, Urologix, EG&G, Inc. (now PerkinElmer), St. Jude Medical and Steady State Imaging. Mr. Parks received a B.S. in mechanical engineering from the University of Missouri-Rolla, a M.S. in mechanical engineering from the University of Arizona and a Ph.D in mechanical engineering from the University of Missouri-Columbia. The Company intends to enter into an Executive Employment Agreement with Dr. Parks, which it is still finalizing.

Appointment of Class III Director

Effective February 1, 2019, the Board appointed Mr. Christopher G. Chavez, age 63, as an independent member of the Board and as a member of the Board’s Compensation and Organization Committee. Mr. Chavez fills the vacancy left by Mr. Drees’ resignation as a Class III Director and the vacancy on the Compensation and Organization Committee resulting from Dr. Parks appointment as Chief Executive Officer. Mr. Chavez intends to stand for election as a Class III Director at the Company’s 2019 annual meeting of stockholders to be held later this year.

As a non-employee director of the Company, Mr. Chavez will receive compensation for his service as a member of the Board and its committees on which he serves. Mr. Chavez’ compensation is comprised of an annual cash retainer of $40,000, an additional annual retainer as a member of the Compensation and Organization Committee of $7,500 and an initial one-time grant of restricted stock equal in value to $180,000, which will vest in three equal installments over a three-year period.

Mr. Chavez has over 30 years of leadership experience in the medical device industry. He served as President, Chief Executive Officer and Chairman of TriVascular Technologies, Inc. from April 2012 through its merger with Endologix, Inc. in February 2016. Following the merger, he served as an Endologix Director from February 2016 through June 2018. Mr. Chavez also served as President of the Neuromodulation Division of St. Jude Medical Inc. (NMD) from 2005 through 2011 following the acquisition of Advanced Neuromodulation Systems Inc. (ANSI) by St. Jude Medical in 2005. Prior to that, he served as CEO, President and Director of ANSI from 1998 through 2005 and led ANSI and NMD through 14 years of profitable growth and innovation. In 1997, Mr. Chavez served as Vice President, Worldwide Marketing & Strategic Planning for the Health Imaging Division of the Eastman Kodak Company. Mr. Chavez worked his first 15 years (1981-1996) in the medical device industry at Johnson & Johnson; most recently as Vice President and General Manager of the Infection Prevention Business Unit of Johnson & Johnson Medical Inc. He served on the board of directors of Advanced Medical Optics Inc. from 2002 until it was acquired by Abbott Laboratories Inc. in 2009. He also previously served as Chairman of the Medical Device Manufacturers Association, Chairman of the Dallas/Fort Worth Health Industry Council and Director of the North Dallas Visiting Nurses Association. Mr. Chavez received his Bachelor of Accountancy from New Mexico State University and his M.B.A. from Harvard Graduate School of Business.

Item 8.01 Other Events

On January 31, 2019, the Company issued a press release announcing the resignation of Mr. Drees from his positions as Chief Executive Officer and a director, the appointment of Dr. Parks as Chief Executive Officer and the appointment of Mr. Chavez as a director and member of the Board’s Compensation and Organization Committee. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and Release Agreement, dated January 31, 2019, by and between Nuvectra Corporation and Scott F. Drees

99.1	Press Release dated January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: February 5, 2019	/s/ Walter Z. Berger
Walter Z. Berger
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated January 31, 2019, by and between Nuvectra Corporation and Scott F. Drees

99.1	Press Release dated January 31, 2019.